UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 21, 2008
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     The following amends and restates the description of FirstMerit Corporation’s common and preferred stock:
FIRSTMERIT COMMON STOCK
     The FirstMerit Corporation Second Amended and Restated Articles of Incorporation, as amended (“Articles”), has authorized for issuance 300,000,000 shares of FirstMerit common stock, without par value (“Common Stock”). These shares may be issued and sold without further shareholder action provided that the issuance and sale is made in compliance with the Articles and the FirstMerit Corporation Second Amended and Restated Code of Regulations (“Regulations”) (collectively, the “FirstMerit Corporate Governance Documents”) and the Ohio General Corporation Laws (“OGCL”).
     Each share of Common Stock is entitled to (a) dividends when and as declared by the directors, but after payment of dividends to any FirstMerit preferred stock that may hereafter be issued, (b) to one vote per share on each matter properly submitted to shareholders for their vote, and (c) to participate ratably in the net assets of FirstMerit in the event of liquidation, after any FirstMerit preferred stock that may hereafter be issued.
     Holders of Common Stock have no preemptive rights for the purchase of additional shares of any class of FirstMerit capital stock, nor do they have the right to cumulate their voting power.
FIRSTMERIT PREFERRED STOCK
     The Articles has authorized 7,000,000 shares of preferred stock, without par value (“Preferred Stock”), which may be issued and sold without further shareholder action provided that the issuance and sale is made in compliance with the FirstMerit Corporate Governance Documents and the OGCL.
     Unless otherwise designated, the holders of Preferred Stock are entitled to one vote per share on matters on which they are entitled to vote, and the other terms thereof may be fixed by FirstMerit’s Board of Directors, including dividend rate, liquidation price, redemption price, sinking fund provisions, conversion rights, and restrictions on issuance of shares of the same series or any other class or series as may be determined by the directors. Unless otherwise designated, as to dividend, redemption, and liquidation rights, each series of Preferred Stock will be senior to Common Stock.
TERMS OF COMMON STOCK
     OVERVIEW
     FirstMerit is a corporation organized under Ohio law, and governed by the OGCL, and the FirstMerit Corporate Governance Documents. This summary is qualified in its entirety by reference to the OGCL and the FirstMerit Corporate Governance Documents.

     VOTING RIGHTS
     CUMULATIVE VOTING AND PREEMPTIVE RIGHTS. Each holder of Common Stock has the right to cast one vote for each share owned on all matters submitted to a vote of shareholders. No holder of shares of Common Stock of FirstMerit is entitled to the right of cumulative voting in the election of directors. The Articles provide that no holder of shares of any class of capital stock of FirstMerit is entitled to preemptive rights.
     DIRECTOR NOMINATIONS. Any shareholder of FirstMerit who determines to nominate a person for election as a director must deliver written notice to the Secretary of FirstMerit not later than (a) with respect to an election to be held at an Special Meeting of Shareholders for the election of directors, 90 days in advance of such meeting, and (b) with respect to such an election to be held at an Special Meeting of Shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The notice must set forth specific information regarding the nominating shareholder and nominee, and must be accompanied by a consent of the nominee to serve as a director if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure.
     SPECIAL MEETINGS. A special meeting of the shareholders of FirstMerit can be called by the President, by the Board of Directors acting at a meeting, by a majority of the Board when not in a meeting, or by shareholder(s) owning one-half or more of the outstanding shares of Common Stock.
     ACTION WITHOUT A MEETING. The OGCL law provides that any shareholder action to be taken by written consent without a meeting, must be done unanimously.
     MERGERS, CONSOLIDATIONS, DISSOLUTIONS, COMBINATIONS, AND OTHER TRANSACTIONS. Subject to the provisions discussed in “Anti-Takeover Statutes” below, Ohio law requires a merger, consolidation, dissolution, disposition of all or substantially all of a corporation’s assets, and a “majority share acquisition” or “combination” involving issuance of shares with one-sixth or more of the voting power of the corporation be adopted by the affirmative vote of the holders of shares entitled to exercise at least two-thirds of the voting power of the corporation on such proposal, unless the articles of incorporation specify a different proportion (but not less than a majority). Adoption by the affirmative vote of the holders of two-thirds of any class of shares, unless otherwise provided in the articles, may also be required if the rights of holders of that class are affected in certain respects by the merger or consolidation.
     The Articles modify such voting requirements. Article Seventh of the Articles provides that a merger or consolidation of FirstMerit into or with a corporation, person, or entity may be approved by the affirmative vote of a majority of the voting power of the Corporation, as represented by a majority of the outstanding voting shares of each class of FirstMerit stock entitled to vote as a class.

     AMENDMENT TO CORPORATE GOVERNANCE DOCUMENTS
     The FirstMerit Articles may be amended under the OGCL by a majority of the voting power of the Corporation.
     The Regulations of FirstMerit provide for amendment by shareholders holding a majority of the voting power at a meeting, or without a meeting by written consent of the shareholders entitled to exercise a majority of the voting power of the Corporation on such proposal. Directors may amend the code of regulations of an Ohio corporation only to the extent permitted or provided by a corporation’s regulations, but the Regulations do not so permit or provide.
     DIRECTORS
     NUMBER; CLASSIFICATION. The Regulations presently provide that the number of directors shall not be greater than 24, divided into three classes. The shareholders of FirstMerit, pursuant to current Article III, Section 2, of the Regulations, have fixed the number of Directors at 15. The respective terms of the classes are staggered so that the term of one class expires each year, at which time members of that class are elected to a three-year term.
     REMOVAL; VACANCY. The Regulations provide that FirstMerit’s shareholders may remove a director for good cause by a vote of two-thirds of the capital stock entitled to vote for directors. The Regulations provide that vacancies in the Board of Directors, whether occurring by reason of a resignation or otherwise, may be filled by the FirstMerit Board acting by a vote of a majority of directors then in office, even if less than a quorum.
     INDEMNIFICATION, INSURANCE AND LIMITATION OF DIRECTOR LIABILITY. Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. It provides, however, that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
     Ohio law does not authorize payment of expenses or judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations, or by contract and except with respect to the advancement of expenses of directors.
     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.
     The Articles provide that FirstMerit may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, employee or agent of FirstMerit, or of any other corporation or organization for which he was serving as a director, officer, employee or agent at the request of FirstMerit.
     FirstMerit has entered into Indemnification Agreements with each of its directors and executive officers and has acquired insurance for its obligations to provide indemnification to their officers and directors.
ANTI-TAKEOVER STATUTES
     OHIO CONTROL SHARE ACQUISITION ACT. The Ohio Control Share Acquisition Act (“Acquisition Act”) provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must be followed prior to consummation of a proposed “control share acquisition,” which is defined as any acquisition of an issuer’s shares which would entitle the acquiror, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any of the following ranges of such voting power: (a) one-fifth or more but less than one-third of such voting power; (b) one-third or more but less than a majority of such voting power; or (c) a majority or more of such voting power.
     The Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide. FirstMerit has opted out of the Acquisition Act.
     OHIO MERGER MORATORIUM STATUTE. The Ohio Merger Moratorium Statute (“Merger Moratorium Act”) provisions prohibit certain business combinations and transactions between an “issuing public corporation” and a beneficial owner of 10% or more of the shares of the corporation (an “interested shareholder”) for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholder attains 10% ownership. An “issuing public corporation” is defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Examples of transactions regulated by the Merger Moratorium Act provisions include the disposition of assets, mergers and consolidations, voluntary dissolutions, and the transfer of shares (“Moratorium Transactions”).
     Subsequent to the three-year period, a Moratorium Transaction may take place provided that certain conditions are satisfied, including (a) the board of directors approves the transaction, (b) the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder, or (c) the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares. The Merger Moratorium Act provisions are applicable to all corporations formed under Ohio law, but a corporation may elect not to be covered by the Merger Moratorium Act provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation. FirstMerit has not taken any such corporate action to opt out of the Merger Moratorium Act.
     OHIO “ANTI-GREENMAIL” STATUTE. Pursuant to the Ohio “Anti-Greenmail” Statute, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either (i) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation or (ii) that his purpose was not to increase any profit or decrease any loss in the stock. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits. An Ohio corporation may elect not to be covered by the “anti-greenmail” statute with an appropriate amendment to its articles of incorporation, but FirstMerit has not taken any such corporate action to opt out of the statute.
     CONTROL BID PROVISIONS OF THE OHIO SECURITIES ACT. Ohio law further requires that any offeror making a control bid for any securities of a “subject company” pursuant to a tender offer must file information specified in the Ohio Securities Act with the Ohio Division of Securities when the bid commences. The Ohio Division of Securities must then decide whether it will suspend the bid under the statute. If it does so, it must make a determination within three calendar days after the hearing has been completed, and no later than 14 calendar days after the date on which the suspension is imposed. For this purpose, a “control bid” is the purchase of, or an offer to purchase, any equity security of a subject company from a resident of Ohio that would, in general, result in the offeror acquiring 10% or more of the outstanding shares of such company. A “subject company” includes any company with both (a) its principal place of business or principal executive office in Ohio or assets located in Ohio with a fair market value of at least $1,000,000 and (b) more than 10% of its record or beneficial equity security holders are resident in Ohio, more than 10% of its equity securities are owned of record or beneficially by Ohio residents, or more than 1,000 of its record or beneficial equity security holders are resident in Ohio.
     BANK HOLDING COMPANY ACT. The Bank Holding Company Act (“BHCA”) requires the prior approval of the Board of Governors of the Federal Reserve System in any case where a bank holding company proposes to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that is not already majority-owned by it, to acquire all or substantially all of the assets of another bank or bank holding company, or to merge or consolidate with any other bank holding company.

DIVIDENDS
     An Ohio corporation may pay dividends out of surplus, however created, but must notify its shareholders if a dividend is paid out of capital surplus. The ability of FirstMerit to pay cash dividends to its shareholders is largely dependent on the amount of dividends which may be declared and paid to it by its subsidiaries. There are a number of statutory and regulatory requirements applicable to the payment of dividends by banks, savings associations and bank holding companies.
TRANSFER AGENT
     FirstMerit’s transfer agent is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219; telephone number (718) 921-8381.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation

By:	/s/ Terrence E. Bichsel

Terrence E. Bichsel Executive Vice President and Chief Financial Officer
Date: February 22, 2008